UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: November 30, 2022
(Date of earliest event reported)
_________________________________________
NAUTILUS, INC.
(Exact name of registrant as specified in its charter)
__________________________________________

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17750 S.E. 6th Way
Vancouver, Washington 98683
(Address of principal executive offices, including zip code)

(360) 859-2900
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	NLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

NAUTILUS, INC.
FORM 8-K

Item 1.01	Entry into Material Definitive Agreement.

Entry into New Term Loan Facility

On November 30, 2022, Nautilus, Inc., a Washington corporation (the “Company”), entered into a Term Loan Credit Agreement (the “SLR Credit Agreement”) by and among the Company and certain of its subsidiaries from time to time party thereto, as borrowers (collectively, the “Borrowers”), Crystal Financial LLC D/B/A SLR Credit Solutions, a Delaware limited liability company, as administrative agent (“SLR”) and lenders from time to time party thereto (collectively the “Lenders”). Capitalized terms used but not defined in this report have the meanings ascribed to such terms in the SLR Credit Agreement.

Pursuant to the SLR Credit Agreement, the Lenders have agreed, among other things, to make available to the Borrowers a term loan facility in the aggregate principal amount of up to $30,000,000, subject to a borrowing base (the “Term Loan Facility”), as such amounts may increase or decrease in accordance with the terms of the SLR Credit Agreement. The principal amount of the loan will initially bear interest based on the Adjusted Term SOFR rate plus a margin of 8.25%. From and after the 2024 Financial Statement Delivery Date (as defined in the SLR Credit Agreement), the margin may vary between 7.75% or 8.25% based on whether the Borrowers’ fixed charge coverage ratio is greater than 1.00 to 1.00 or less than or equal to 1.00 to 1.00, respectively.

Borrowings under the SLR Credit Agreement will mature, and all outstanding amounts thereunder will be payable on October 29, 2026, unless the maturity is accelerated subject to the terms set forth in the Credit Agreement or if there is an earlier maturity of the Wells Fargo Credit Agreement (as defined below). Each Borrower’s obligations under the SLR Credit Agreement are guaranteed by the Company and each of the Company’s subsidiaries that are party to the SLR Credit Agreement from time to time. Repayment of obligations under the SLR Credit Agreement is secured by a pledge over substantially all assets and proceeds thereof now owned or hereafter acquired by the Company and certain of its subsidiaries.

The Company will use proceeds from the Term Loan Facility to refinance the existing term loan facility with Wells Fargo Bank, National Association. (“Wells Fargo”), pay transaction expenses, and for general corporate purposes.

The SLR Credit Agreement contains customary affirmative and negative covenants for financings of this type, including, among other terms and conditions, delivery of financial statements, reports and maintenance of existence, availability subject to a calculated borrowing base, as well as limitations and conditions on the Company’s and each of its participating subsidiaries’ ability to: create, incur, assume or be liable for indebtedness; dispose of assets outside the ordinary course; acquire, merge or consolidate with or into another person or entity; create, incur or allow any lien on any of its property; make investments; or pay dividends or make distributions, in each case subject to certain exceptions. The financial covenants set forth in the SLR Credit Agreement initially require the Borrowers to (a) maintain minimum excess availability of at least the greater of (i) $10 million (subject to increase set forth in the SLR Credit Agreement related to utilization of any incremental term loan facilities thereunder) or (ii) 12.5% of the sum of (x) the line cap under the Wells Fargo Credit Agreement (calculated without giving effect to any term pushdown reserve) plus (y) the lesser of (A) the outstanding principal balance of the loans under the SLR Credit Agreement and (B) the borrowing base under the SLR Credit Agreement (the “Combined Line Cap”). From and after the date on which both the fixed charge coverage ratio for the previous 12-month period is at least 1.00 to 1.00 and availability under the Wells Fargo Credit Agreement is equal to or greater than $20,000,000, the Borrower shall no longer be subject to a minimum excess availability covenant but rather would be required to maintain a fixed charge coverage ratio of at least 1.00:1.00 tested when availability under the Wells Fargo Credit Agreement is less than the greater of (i) 12.5% of the Combined Line Cap (excluding the effect, if any, of any term pushdown reserve), and (ii) $11,000,000, calculated as of the last day of each fiscal quarter (the “Financial Covenants”). In addition, the SLR Credit Agreement includes customary events of default, including but not limited to, the nonpayment of principal and interest when due thereunder, breaches of representations and warranties, noncompliance with covenants, acts of insolvency and default on indebtedness held by third parties (subject to certain limitations and cure periods).

This description of the SLR Credit Agreement is a summary only and qualified in its entirety by reference to the text of the SLR Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending December 31, 2022.

Amendment to Existing ABL Revolving Facility

On November 30, 2022, the Company also entered into an Amendment (the “Amendment”) by and among the Company, as borrower, Wells Fargo, as Agent, and the lenders from time to time party thereto, which amended the Company’s existing asset-based revolving loan facility and term loan facility, dated as of January 31, 2020, among the Company, the lenders from time to time party thereto and Wells Fargo, as Agent (the “Existing Credit Agreement” and, as amended by the Amendment, the “Wells Fargo Credit Agreement”). Capitalized terms used but not defined in this report have the meanings ascribed to such terms in the Wells Fargo Credit Agreement.

The Amendment will terminate the term loans thereunder in connection with the refinancing described above and permit the entry into and the lien and guarantees related to the SLR Credit Agreement. The guarantees and liens existing in connection with the Wells Fargo Credit Agreement will remain in place upon the closing of the transaction contemplated by the Credit Agreement with respect to the revolving asset-based loans thereunder but will be terminated with respect to the term loans. The Wells Fargo Credit Agreement was also amended to add the Financial Covenants consistent with the SLR Credit Agreement. The principal amount of the loans continue to bear interest based on the base rate or the SOFR rate, plus an applicable margin The Amendment increased the margin applicable to SOFR loans and letters of credit to a range of 5.00% to 5.50% from a range of 1.75% to 2.25% in the Existing Credit Agreement (based on the maximum revolver amount) and the margin applicable to base rate loans to a range of 4.00% to 4.50% from a range of 0.75% to 1.25% in the Existing Credit Agreement (based on the maximum revolver amount). Borrowings under the Credit Agreement are scheduled to mature, and all outstanding amounts thereunder will be payable on October 29, 2026, unless the maturity is accelerated subject to the terms set forth in the Credit Agreement or there is an earlier maturity of the SLR Credit Agreement.

Other than as specifically provided in the Amendment, the Amendment had no effect on any schedules, exhibits or attachments to the Wells Fargo Credit Agreement. Other than as specifically provided in the Amendment, the Guaranty and Security Agreement related to the Wells Fargo Credit Agreement remains in effect.

This description of the Amendment is a summary only and qualified in its entirety by reference to the text of the Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending December 31, 2022.

Item 1.02	Termination of a Material Definitive Agreement.
The information in Item 1.01 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On November 30, 2022, Nautilus, Inc. issued a press release announcing the refinancing of its existing Term Loan. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 8.01 and in the exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

99.1	Nautilus, Inc. press release dated November 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

November 30, 2022	By:	/s/ Aina E. Konold
Date		Aina E. Konold
Chief Financial Officer
(Principal Financial Officer)